SECURITIES AND EXCHANGE COMMISSION

                             Washington, DC 20549




                                   FORM 8-K




                                Current Report

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934




                                 July 20, 1995
                               (Date of report)




                                  ONEOK Inc.
            (Exact name of registrant as specified in its charter)



      Delaware                   1-2572           73-0383100
(State or other jurisdiction   (Commission       (IRS Employer
   of incorporation)           File Number)   Identification No.)




                  100 West Fifth Street      Tulsa, OK 74103
                   (Address of principal executive offices)



                                (918) 588-7000
             (Registrant's telephone number, including area code)

Item 5. Other Events.

On July 20, 1995, the Board of Directors of ONEOK Inc. elected two new directors. Edwyna Goodwin Anderson, a lawyer and recently retired utility executive in Pittsburgh, Pennsylvania, and David Kyle, president of Oklahoma Natural Gas Company and ONG
Transmission Company, will join the board August 16.

Mrs. Anderson, 65, is a native Tulsan. She received a BA degree in 1950 from Fisk University, Nashville, did graduate studies at the University of Michigan, and received a Juris Doctor degree in June 1974 from the Detroit College of Law. She was a member of the Michigan Public Service Commission, joined Duquesne Light Company in Pittsburgh, Pennsylvania, as its general counsel in September 1988, and retired from the company last March as special counsel to its president.

Mr. Kyle, 43, has headed Oklahoma Natural Gas Company and ONG Transmission Company, divisions of ONEOK Inc., as president since last September. He received a BS degree in industrial engineering and management from Oklahoma State University in 1974 and joined Oklahoma Natural as an engineer trainee. Kyle was promoted to a succession of positions of increasing significance, becoming manager of transmission in ONG's Tulsa headquarters in 1982, manager of gas supply operations in 1984, vice president of gas supply in 1986 and executive vice president in 1990 before assuming his presidency last year. He received an MBA degree in 1987 from The University of Tulsa and is a 1992 graduate of the Advanced Management Program at Harvard University.

The additions will bring to 14 the number of members of the ONEOK
Board of Directors.

                                  SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on this 1st day of August, 1995.


                                            ONEOK Inc.

                                       By: (J. D. NEAL)
                                            J. D. Neal
                                            Vice President, Chief
                                            Financial Officer,
                                            and Treasurer